Exhibit 5.1

Akerman Senterfitt

One Southeast Third Avenue

25th Floor

Miami, Florida 33131

Tel: 305.374.5600

Fax: 305.374.5095

May 30, 2013

The GEO Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487

Re:        Form S-4 Shelf Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to The GEO Group, Inc., a Florida corporation (the “Company”) in connection with that certain registration statement on Form S-4 (the “Registration Statement”) filed by the Company and certain subsidiaries of the Company under the Securities Act of 1933, as amended (the “Act”) relating to the issuance of the Company’s 5 1/8% Senior Notes due 2023 (the “Exchange Notes”) and the full and unconditional guarantees as to the payment of principal and interest on the Exchange Notes as set forth in Article Ten of the Indenture referred to below (the “Exchange Note Guarantees”) by each of the other entities listed in the Registration Statement as Subsidiary Guarantors (the “Subsidiary Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange in the exchange offer (the “Exchange Offer”) up to $300,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 5 1/8% Senior Notes due 2023 issued on March 19, 2013 (the “Old Notes”), which have not been registered under the Act, and to exchange the Exchange Note Guarantees for the full and unconditional guarantees as to the payment of principal and interest on the Old Notes by the Subsidiary Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to an Indenture, dated as of March 19, 2013 (the “Indenture”), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion letter, we have reviewed originals or copies of the following documents:

(1)	the Registration Statement and the Prospectus;

(2)	the Indenture, including the form of the Exchange Note Guarantees (collectively the “Indenture”);

akerman.com

BOCA RATON    DALLAS    DENVER    FORT LAUDERDALE     JACKSONVILLE    LAS VEGAS    LOS ANGELES    MADISON    MIAMI    NAPLES

NEW YORK    ORLANDO    PALM BEACH    SALT LAKE CITY    TALLAHASSEE    TAMPA     TYSONS CORNER    WASHINGTON, D.C.    WEST PALM BEACH

(3)	a specimen of the Exchange Notes (the “Specimen,” and collectively with the Indenture, the “Opinion Documents”);

(4)	the organizational documents of the Company and of those subsidiaries of the Company listed on Exhibit “A” to this opinion letter (which subsidiaries of the Company are sometimes collectively referred to herein as the “Florida and Delaware Subsidiaries”), as presently in effect;

(5)	certain resolutions adopted by the board of directors of the Company and by the board of directors or managers, as applicable, of the Florida and Delaware Subsidiaries relating to the Exchange Offer, the Registration Statement and related matters; and

(6)	Certificates of Good Standing for the Company and for each of the Florida and Delaware Subsidiaries issued by the Department of State of the States of Florida and Delaware (the “Certificates of Good Standing”).

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein. Further, with your consent, we have relied upon, and assumed the accuracy of, the factual statements contained in the Opinion Documents and the Registration Statement.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Exchange Offer; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Opinion Documents (other than the Company and each of the Florida and Delaware Subsidiaries); (d) the entity power of each party to the Opinion Documents (other than the Company and each of the Florida and Delaware Subsidiaries) to execute, deliver and perform the Opinion Documents and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Company and each of the Florida and Delaware Subsidiaries) of each document executed and delivered or to be executed and delivered in connection with the Opinion Documents by such party; (f) that each of the Opinion Documents are or will be a legal, valid and binding obligation of each party, other than the Company and the Subsidiary Guarantors, enforceable against each such party in accordance with its terms; (g) the execution, delivery and performance by each of the parties to the Opinion Documents does not: (i) violate any law, rule or regulation applicable to it, or (ii) except with respect to any documents or agreements filed as an exhibit to the Registration Statement (or any report incorporated by reference into the Registration Statement), result in any conflict with, or breach any agreement or document binding upon it; (h) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any of the Company or the Subsidiary Guarantors of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect; and (i) as to matters of fact, the truthfulness of the factual statements made in the Opinion Documents and the Registration Statement and in the certificates of public officials and officers of the Company and the Subsidiary Guarantors.

When used in this opinion letter, the term “Applicable Laws” means the New York, Florida, and federal laws, rules and regulations that a New York or Florida counsel exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Subsidiary Guarantors or the Opinion Documents; provided, however, that Applicable Laws does not include any law, rule or regulation that is applicable to the Company, the Subsidiary Guarantors or the Opinion Documents solely because such law, rules or regulation is part of a regulatory regime applicable to any party to any Opinion Documents or any of its affiliates due to the specific assets or business of such party or affiliate. Further, “Applicable Laws” with respect to the Florida and Delaware Subsidiaries also includes the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Limited Partnership Act.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

1.	The Company is a Florida corporation that is validly existing and in good standing under Florida law;

2.	Based solely on the Certificates of Good Standing, each of the Florida and Delaware Subsidiaries is a corporation, limited partnership or limited liability company, as applicable, validly existing and in good standing under their laws of the jurisdiction of their organization;

3.	The Company has the corporate power to execute and deliver the Opinion Documents to which it is a party and to perform its respective obligations thereunder;

4.	Each of the Florida and Delaware Subsidiaries has the entity power to execute and deliver the Opinion Documents to which it is a party and to perform its respective obligations thereunder;

5.	The Company has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary corporate action;

6.	Each of the Florida and Delaware Subsidiaries has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary corporate, limited partnership or limited liability company action;

7.	The Indenture has been executed and delivered by the Company and by each of the Florida and Delaware Subsidiaries;

8.	The Indenture is a legal, valid and binding obligation of the Company and each of the Subsidiary Guarantors, enforceable against each such party in accordance with its terms;

9.	The Exchange Notes have been duly authorized, and when the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and, if and when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefit of the Indenture; and

10.	When the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and, if and when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, each Exchange Note Guarantee will be the legal, valid and binding obligation of the Subsidiary Guarantor which issued such Exchange Note Guarantee, enforceable against such Subsidiary Guarantor in accordance with its terms.

Each of our opinions are subject to the following qualifications: (i) our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, or similar laws affecting the rights of creditors’ generally; (ii) our opinions are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and regardless of whether such enforceability is considered in a proceeding at law or in equity; and (iii) our opinions are limited to Applicable Law (and we do not express any opinion herein concerning any other laws). However, with respect to opinions 8, 9 and 10, we have, without any investigation on our part, assumed the accuracy, and to the extent necessary in connection with the opinions contained herein, relied upon the opinions dated as of the date hereof furnished to you by: (i) Hughes Gorski Seedorf Odsen & Tervooren, LLC, as to matters of Alaska law, (ii) McKenna Long & Aldridge LLP, as to matters of California law, (iii) Edwards Wildman Palmer LLP, as to matters of Illinois law and (iv) Burns, Figa & Will, P.C., as to matters of Colorado law (collectively, the “Local Counsel Opinions”), and our opinions regarding the Subsidiary Guarantors who are the subject to the Local Counsel Opinions are subject to the same assumptions, qualifications and limitations with respect to matters of Alaska, California, Illinois and Colorado law as are expressed in each such Local Counsel Opinion.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

AKERMAN SENTERFITT

/s/ Akerman Senterfitt

EXHIBIT “A”

“FLORIDA AND DELAWARE SUBSIDIARIES”

Name of Subsidiary	State of Organization	Organizational Documents Reviewed

GEO RE Holdings, LLC	Delaware	Certificate of Formation, as most recently amended on September 3, 2008 Operating Agreement

Correctional Services Corporation, LLC	Delaware	Certificate of Formation, dated December 21, 2012 Operating Agreement, dated December 27, 2012

CPT Limited Partner, LLC	Delaware	Certificate of Formation, as most recently amended on September 3, 2008 Limited Liability Company Operating Agreement, effective as of January 24, 2007

CPT Operating Partnership L.P.	Delaware	Certificate of Limited Partnership, as most recently amended on September 12, 2008 Amended and Restated Agreement of Limited Partnership

Correctional Properties Prison Finance LLC	Delaware	Certificate of Formation, as most recently amended on September 3, 2008 Limited Liability Company Agreement, effective as of June 4, 2001

Public Properties Development and Leasing LLC	Delaware	Certificate of Formation, as most recently amended on September 3, 2008 Amended and Restated Limited Liability Company Operating Agreement, effective as of January 24, 2007

GEO Holdings I, Inc.	Delaware	Certificate of Incorporation, as most recently amended September 3, 2008 Bylaws

GEO Acquisition II, Inc.	Delaware	Certificate of Incorporation, as most recently amended on August 27, 2008 Bylaws

Name of Subsidiary	State of Organization	Organizational Documents Reviewed

GEO Transport, Inc.	Florida	Articles of Incorporation, dated October 4, 2007 Bylaws

Cornell Companies, LLC	Delaware	Certificate of Formation, dated December 21, 2012 Operating Agreement, dated December 27, 2012

Cornell Corrections Management, LLC	Delaware	Certificate of Formation, dated December 21, 2012 Operating Agreement, dated December 27, 2012

CCG I, LLC	Delaware	Certificate of Formation, dated December 26, 2012 Operating Agreement, dated December 27, 2012

Cornell Corrections of Texas, Inc.	Delaware	Certificate of Incorporation, as most recently amended on August 12, 2010 Bylaws

Cornell Corrections of Rhode Island, Inc.	Delaware	Certificate of Incorporation, as most recently amended on August 12, 2010 Bylaws, dated November 12, 1992

Correctional Systems, LLC	Delaware	Certificate of Formation, dated December 21, 2012 Operating Agreement, dated December 27, 2012

Cornell Abraxas Group, Inc.	Delaware	Certificate of Incorporation, as most recently amended on August 12, 2010 Bylaws

WBP Leasing, LLC	Delaware	Certificate of Formation, dated December 21, 2012 Operating Agreement, dated December 27, 2012

Name of Subsidiary	State of Organization	Organizational Documents Reviewed

BII Holding Corporation	Delaware	Amended and Restated Certificate of Incorporation, as most recently amended on April 21, 2011 Bylaws

BII Holding I Corporation	Delaware	Amended and Restated Certificate of Incorporation, as most recently amended on April 21, 2011 Bylaws

Behavioral Holding Corp.	Delaware	Amended and Restated Certificate of Incorporation, as most recently amended on June 27, 2011 Bylaws

Behavioral Acquisition Corp.	Delaware	Amended and Restated Certificate of Incorporation, as most recently amended on April 21, 2011 Bylaws

MCF GP, LLC	Delaware	Certificate of Formation, dated February 7, 2012 Operating Agreement, dated February 7, 2012

GEO MCF LP, LLC	Delaware	Certificate of Formation, dated February 7, 2012 Operating Agreement, dated February 7, 2012

Municipal Corrections Finance, LP	Delaware	Certificate of Limited Partnership, dated July 31, 2001 Amended and Restated Agreement of Limited Partnership, dated August 31, 2012

GEO Operations, LLC	Florida	Articles of Organization, dated December 26, 2012 Operating Agreement, dated December 27, 2012

GEO Corrections Holdings Inc.	Florida	Articles of Incorporation, dated December 26, 2012 Bylaws

Name of Subsidiary	State of Organization	Organizational Documents Reviewed

GEO Corrections and Detention, LLC	Florida	Articles of Organization, effective October 2, 2012 Operating Agreement, dated December 26, 2012

GEO Re-entry Services, LLC	Florida	Articles of Organization, dated December 26, 2012 Operating Agreement, dated December 26, 2012

Cornell Abraxas Group OS, LLC	Florida	Articles of Organization, effective October 2, 2012 Operating Agreement, dated December 26, 2012

Cornell Companies of California OS, LLC	Delaware	Certificate of Formation, dated December 27, 2012 Operating Agreement, dated December 27, 2012

Cornell Companies of Texas OS, LLC	Delaware	Certificate of Formation, dated December 27, 2012 Operating Agreement, dated December 27, 2012

Cornell Interventions OS, LLC	Delaware	Certificate of Formation, dated December 27, 2012 Operating Agreement, dated December 26, 2012